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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS




THE BOARD OF DIRECTORS
VECTRA BANKING CORPORATION:


We consent to incorporation by reference in the registration statement on Form S-8 of Vectra Banking Corporation of our report dated February 2, 1996, relating to the consolidated balance sheets of Vectra Banking Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Vectra Banking Corporation.

Our report refers to changes in the methods of accounting for impairment of loans in 1995, for goodwill in 1994, and for income taxes and certain investments in debt and equity securities in 1993.


                                                    /s/ KPMG Peat Marwick LLP

                                                   KPMG PEAT MARWICK LLP


Denver, Colorado
May 29, 1996